Exhibit 10.8



                             Winn-Dixie Stores, Inc.
                            Stock Plan for Directors



Article 1. Purpose

     The purpose of the Winn-Dixie Stores, Inc. Stock Plan for Directors (the "Plan") is to further the success of Winn-Dixie Stores, Inc. (the "Company") by making available shares of common stock of the Company to members of the Company's board of directors (the "Board"), to attract and retain persons of ability, to motivate and reward directors for their service on the Board, to encourage directors to exert their best efforts on behalf of the Company, and to further opportunities for stock ownership by such individuals in order to increase their proprietary interest in the Company. The Plan provides both for the direct grant of shares of Company common stock and for the grant of options to purchase such shares.

Article 2. Definitions

     For purposes of the Plan, the following terms shall have the definition attributed to them, unless another definition is clearly indicated by a particular usage and context.

     2.1 Award means an Option or a direct award of Shares pursuant to the Plan.

     2.2  Board means the Company's Board of Directors.

     2.3  Code means the Internal Revenue Code of 1986, as amended.

     2.4 Committee means the committee of at least two persons appointed by the Board, each of whom shall be an outside director of the Company.

     2.5  Company means Winn-Dixie Stores, Inc., and its successors and assigns.

     2.6 Eligible Person means a director who is eligible to participate in the Plan, as set forth in Article 5 herein.

     2.7 Fair Market Value means, as of any date, the fair market value of a Share, as determined by the Committee in good faith.

     2.8 Nonqualified Stock Option means any Option granted under the Plan which does not qualify as an "incentive stock option," as that term is defined in Section 422 of the Code.

     2.9 Option means the right to purchase from the Company a stated number of Shares at a specified price.

     2.10 Option Agreement means an agreement entered into by and between each Optionee and the Company, which sets forth the terms and provisions applicable to the Optionee's Option.

     2.11 Optionee means an individual who has been awarded an Option under the Plan.

     2.12 Option Exercise Price means the price at which a Share underlying an Option may be purchased, as set forth in the Option Agreement.

     2.13 Optioned Shares means Shares subject to outstanding Options.

     2.14 Plan means the Winn-Dixie Stores, Inc. Stock Plan for Directors.

     2.15 Share means one share, $1.00 par value, of common stock of the Company.

Article 3. Administration

     3.1  The Committee. The Plan shall be administered by the Committee.


     3.2 Authority of the Committee. The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to grant Awards; to determine the terms and conditions of such Awards; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) to amend the terms and conditions of any outstanding Awards and/or Option Agreements. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder. No member of the Board or the Committee shall be liable for any action, inaction or determination made in good faith with respect to the Plan or any Award granted under the Plan.

     3.3 Restrictions on Distribution of Shares and Share Transferability. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares under the Plan unless such delivery would comply with all applicable laws (including, but not by way of limitation, the Securities Act of 1933 (the "1933 Act")) and applicable requirements of any securities exchange or similar entity and unless the Award recipient's tax obligations, if any, have been satisfied pursuant to Article 9. The Committee may require each Award recipient acquiring Shares pursuant to an Option or direct Share award to represent to and agree with the Company in writing that he or she is acquiring the Shares without a view to distribution thereof. The Committee may impose such restrictions on any Shares acquired pursuant to Awards under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Shares are then listed and/or traded and with any blue sky or state securities laws applicable to such Shares.

     3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Optionees and their estates and beneficiaries.

     3.5  Costs. The Company shall pay all costs of  administration of the Plan.


Article 4. Shares Subject to Plan

     4.1 Number of Shares. Subject to Section 4.2, the maximum number of Shares available for Awards under the Plan shall be 500,000. Shares underlying lapsed or forfeited Options may be reused for other Options. Shares granted pursuant to the Plan may be (a) authorized but unissued Shares of common stock, or (b) issued Shares reacquired by the Company at any time.

     4.2 Adjustments in Authorized Shares and Options. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares that may be delivered under the Plan, the number and class of shares subject to outstanding Options and an Option's Exercise Price, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Article 5. Participation

         Persons eligible to participate in the Plan and to receive Awards under the Plan ("Eligible Persons") include all outside directors serving on the Board.

Article 6. Terms and Conditions of Direct Awards of Shares

         Subject to the terms and conditions of the Plan, direct awards of Shares may be made to an Eligible Person at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares to be awarded to each Eligible Person and, consistent with the provisions of the Plan, in determining the terms and conditions, if any, pertaining to such Share awards.

Article 7. Terms and Conditions of Options

     7.1 Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to an Eligible Person at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Eligible Person and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Options. Options granted under the Plan shall be Nonqualified Stock Options.

     7.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement, which shall specify the Option Exercise Price, the term of the Option, the number of Shares to which the Option pertains, the vesting schedules of Options, and such other provisions as the Committee shall determine.

     7.3  Exercise of and Payment for Options.

          (a) Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall determine. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by provision for full payment for the Shares.

          (b) The Option Exercise Price shall be payable in such manner as may be deemed permissible by the Committee from time to time (provided such manner of payment is permitted by applicable law) including, but not limited to, payment (i) in cash or its equivalent, and (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided such Shares have been held by the Optionee for the period of time specified by the Committee prior to tender).

7.4 Termination.

          (a) Each Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's service on the Board. Such provisions shall be determined in the sole discretion of the Committee (subject to applicable law), shall be included in the Option Agreement, need not be uniform among all Options granted pursuant to the Plan or among Optionees, and may reflect distinctions based on the reasons for termination.

          (b) Notwithstanding the foregoing, unless provided otherwise in an Optionee's Option Agreement, and subject to the Committee's discretion to determine otherwise at any time, each Option or any portion of an Option shall expire on the earliest of (i) the full exercise of the Option, (ii) the expiration of the Option's term (as set forth in the Option Agreement), (iii) three (3) months following the date of termination of service on the Board for a reason other than the Optionee's death or Disability, provided the Option was vested and exercisable on the date of such termination; and (iv) one (1) year following the Optionee's death or Disability, provided the Option was vested and exercisable on the date of the Optionee's death or Disability.

          (c) Unless provided otherwise in an Optionee's Option Agreement, and subject to the Committee's discretion to determine otherwise at any time, if the Optionee's services on the Board are terminated for any reason, any Option held by such Optionee, to the extent unvested, shall immediately terminate.

7.5 Transferability of Options. Except as otherwise determined by the Committee, all Options granted to an Optionee under the Plan shall be exercisable during the Optionee's lifetime only by such Optionee, and no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

7.6  Option  Exercise  Price.  Each  Option's  Option  Exercise  Price  shall be
     determined    in    the    sole     discretion     of    the     Committee.

7.7 Rights as a Shareholder. Except as otherwise required by this Plan or the terms of an Option Agreement, an Optionee shall have no rights as a shareholder with respect to any Optioned Shares until the date of the issuance of a stock certificate to the Optionee for such Shares.

7.8 Other Provisions. Options authorized under the Plan may contain any other provisions or restrictions as the Committee in its sole and absolute discretion shall deem advisable. The Company may place such restrictive legends on stock certificates representing Shares as the Company, in its sole discretion, deems necessary or appropriate to reflect restrictions under the securities laws or this Plan.

Article 8. Rights of Optionees

8.1 Rights to Continue Service on Board. Nothing in the Plan or in an Option Agreement shall confer or guarantee upon any Plan participant any right to continue to serve as a director of the Board.

8.2 Participation. No Eligible Person shall be guaranteed the right to be selected to receive an Award under the Plan, or, having been so selected, to receive future Awards.

Article 9. Alteration, Amendment, Suspension and Termination

9.1 Alteration, Amendment, Suspension and Termination. The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

9.2 Options Previously Granted. No alteration, amendment, suspension or termination of the Plan shall adversely affect in any material way any Option previously granted under the Plan without the written consent of the Optionee holding such Option, unless alteration, amendment, suspension or termination is required by applicable law. For purposes of this Section 9.2, an adjustment made in good faith pursuant to Article 4 hereof shall not be deemed to have adversely affected an Option previously granted hereunder.

Article 10. Withholding

     If applicable, the Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount (including any Shares withheld as provided in the following sentence) sufficient to satisfy Federal, state and local taxes required by law to be withheld with respect to an Award. Award recipients may elect to satisfy withholding obligations, in whole or in part, by tendering Shares or, if agreed to by the Company, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Award recipient.

Article 11. Effective Date

     The Plan shall become effective as of October 4, 2000.

Article 12. Successors

     This Plan and obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, share exchange, or other transaction involving all or substantially all of the business and/or assets of the Company.

Article 13. Legal Construction

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Florida.

13.5 Headings  Not Part of Plan.  Headings of Sections  hereof are  inserted for
     convenience   and   reference   only;   they   do   not   constitute   part
     of the Plan.